Exhibit 99(c)

Final Terms

28 July 2006

WACHOVIA CORPORATION

Issue of €750,000,000 4.375 per cent. Notes due 1 August 2016 under the U.S.$20,000,000,000

Euro Medium Term Note Programme

PART A — CONTRACTUAL TERMS

Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth in the Offering Circular dated 21 July 2006 which constitutes a base prospectus for the purposes of the Prospectus Directive (Directive 2003/71/EC) (the Prospectus Directive). This document constitutes the Final Terms of the Notes described herein for the purposes of Article 5.4 of the Prospectus Directive and must be read in conjunction with the Offering Circular. Full information on the Issuer and the offer of the Notes is only available on the basis of the combination of these Final Terms and the Offering Circular. The Offering Circular is available for viewing at Investor Relations, Wachovia Corporation, One Wachovia Center, 301 South College Street NC 0206, Charlotte, North Carolina 28288, United States of America and the Market News section of the London Stock Exchange website (www.londonstockexchange.com) and copies may be obtained from Investor Relations, Wachovia Corporation, One Wachovia Center, 301 South College Street NC 0206, Charlotte, North Carolina 28222, United States of America.

1.	Issuer:	Wachovia Corporation

2.	(a) Series Number:	A

	(b) Tranche Number:	1

3.	Specified Currency or Currencies:	Euro (€)

4.	Aggregate Nominal Amount:

	(a) Series:	€750,000,000

	(b) Tranche:	€750,000,000

5.	Issue Price:	99.287 per cent. of the Aggregate Nominal Amount

6.	Specified Denominations:	€50,000

7.	(a) Issue Date:	1 August 2006

	(b) Interest Commencement Date:	1 August 2006

8.	Maturity Date:	1 August 2016

9.	Interest Basis:	4.375 per cent. Fixed Rate

10.	Redemption/Payment Basis:	Redemption at par

11.	Change of Interest Basis or Redemption/Payment Basis:	Not Applicable

12.	Put/Call Options:	Not Applicable

13.	Status of the Notes:	Senior

14.	Method of distribution:	Syndicated

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

15.	Fixed Rate Note Provisions	Applicable

	Rate(s) of Interest:	4.375 per cent. per annum payable annually in arrear

	Interest Payment Date(s):	1 August in each year up to and including the Maturity Date

	Fixed Coupon Amount(s):	€2,187.50 per €50,000 in nominal amount

	Broken Amount(s):	Not Applicable

	Day Count Fraction:	Actual/Actual (ICMA)

	Determination Date(s):	1 August in each year

	Other terms relating to the method of calculating interest for Fixed Rate Notes:	None

16.	Floating Rate Note Provisions	Not Applicable

17.	Zero Coupon Note Provisions	Not Applicable

18.	Index Linked Interest Note Provisions	Not Applicable

19.	Dual Currency Interest Note Provisions	Not Applicable

PROVISIONS RELATING TO REDEMPTION

20.	Issuer Call:	Not Applicable

21.	Investor Put:	Not Applicable

22.	Final Redemption Amount of each Note:	€50,000 per Note of €50,000 Specified Denomination

23.	Early Redemption Amount of each Note payable on redemption for taxation reasons or on event of default and/or the method of calculating the same (if required or if different from that set out in Condition 7.5):	Condition 7.5 applies

GENERAL PROVISIONS APPLICABLE TO THE NOTES

24.	Form of Notes:	Bearer:

Temporary Bearer Global Note exchangeable for a Permanent Bearer Global Note which is exchangeable for Definitive Bearer Notes as set forth in the form of Permanent Bearer Global Note

25.	New Global Note:	No

26.	Additional Financial Centre(s) or other special provisions relating to Payment Days:	Not Applicable

27.	Talons for future Coupons or Receipts to be attached to Definitive Notes (and dates on which such Talons mature):	No

28.	Details relating to Partly Paid Notes: amount of each payment comprising the Issue Price and date on which each payment is to be made and consequences of failure to pay, including any right of the Issuer to forfeit the Notes and interest due on late payment:	Not Applicable

29.	Details relating to Instalment Notes:

	Instalment Amount(s):	Not Applicable

	Instalment Date(s):	Not Applicable

30.	Redenomination applicable:	Redenomination not applicable

31.	Other final terms:	Not Applicable

32.	Additional United States Tax Considerations:	Not Applicable

DISTRIBUTION

33.	(a) If syndicated, names of Managers:

Barclays Bank PLC

UBS Limited

Wachovia Securities International Limited

ABN AMRO Bank N.V.

The Royal Bank of Scotland plc

Banco Santander Central Hispano, S.A.

Bayerische Hypo-und Vereinsbank AG

DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main

ING Belgium SA/NV

Lloyds TSB Bank plc

Natexis Banques Populaires

Société Générale

UniCredit Banca Mobiliare S.p.A.

	(b) Stabilising Manager (if any):	Barclays Bank PLC

34.	If non-syndicated, name of relevant Dealer:	Not Applicable

35.	Whether TEFRA D rules applicable or TEFRA rules not applicable:	TEFRA D applicable

36.	Additional selling restrictions:	Regulation S, Category 2

LISTING AND ADMISSION TO TRADING APPLICATION

These Final Terms comprise the final terms required to list and have admitted to trading the issue of Notes described herein pursuant to the U.S.$20,000,000,000 Euro Medium Term Note Programme of Wachovia Corporation and Wachovia Bank, National Association.

RESPONSIBILITY

The Issuer accepts responsibility for the information contained in these Final Terms.

Signed on behalf of the Issuer:

By:
Duly authorised

PART B — OTHER INFORMATION

1.	LISTING

	(A) Listing:	London

	(B) Admission to trading:	Application has been made for the Notes to be admitted to trading on the London Stock Exchange with effect from 1 August 2006.

	(C) Estimate of total expenses related to admission to trading:	£4,200

2.	RATINGS

	Ratings:	The Notes to be issued have been rated:

S & P: A+ Moody’s: Aa3 Fitch: AA-

3.	NOTIFICATION

Not Applicable.

4.	INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE

Save for any fees payable to the Managers, so far as the Issuer is aware, no person involved in the issue of the Notes has an interest material to the offer.

5.	REASONS FOR THE OFFER, ESTIMATED NET PROCEEDS AND TOTAL EXPENSES

	(i) Reasons for the Offer	See “Use of Proceeds” in the Offering Circular.

	(ii) Estimated net proceeds	Not Applicable

	(iii) Estimated total expenses	Not Applicable

6.	YIELD (Fixed Rate Notes only)

	Indication of yield:	4.465 per cent.

The yield is calculated at the Issue Date on the basis of the Issue Price. It is not an indication of future yield.

7.	PERFORMANCE OF INDEX/FORMULA, EXPLANATION OF EFFECT ON VALUE OF INVESTMENT AND ASSOCIATED RISKS AND OTHER INFORMATION CONCERNING THE UNDERLYING (Index-Linked Notes only)

Not Applicable.

8.	PERFORMANCE OF RATE[S] OF EXCHANGE AND EXPLANATION OF EFFECT ON VALUE OF INVESTMENT (Dual Currency Notes only)

Not Applicable.

9.	OPERATIONAL INFORMATION

	(i)	ISIN Code:	XS0262913998

	(ii)	Common Code:	026291399

	(iii)	Any clearing system(s) other than Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme and the relevant identification number(s):	Not Applicable

	(iv)	Delivery:	Delivery against payment

	(v)	Names and addresses of additional Paying Agent(s) (if any):	Not Applicable

	(vi)	Intended to be held in a manner which would allow Eurosystem eligibility:	No

10.	GENERAL

	Tradeable amount		Not Applicable